UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported): January 10, 2006


                                  Innovex, Inc.
                ------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


                                    Minnesota
                ------------------------------------------------
                 (State Or Other Jurisdiction Of Incorporation)


              000-13143                                  41-1223933
----------------------------------------    ------------------------------------
        (Commission File Number)            (I.R.S. Employer Identification No.)

       5540 Pioneer Creek Drive
           Maple Plain, MN                                  55359
----------------------------------------    ------------------------------------
(Address Of Principal Executive Offices)                 (Zip Code)


                                 (763) 479-5300
                ------------------------------------------------
               Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3 through 8 are not applicable and therefore omitted.

ITEM 2.02 Results Of Operations And Financial Condition.

The Company hereby furnishes a press release issued on January 16, 2006 and attached hereto as Exhibit 99.1 disclosing material non-public information regarding the Company's results of operations for the quarter ended December 31, 2005.

The Company also furnishes a transcript of the Company's conference call which took place on January 17, 2006 at 7:30 am CST and attached hereto as Exhibit
99.2 disclosing material non-public information regarding the Company's results of operations for the quarter ended Dec. 31, 2005.

ITEM 2.05 Costs Associated with Exit or Disposal Activities

On January 10, 2006, the board of directors approved a plan to move all of the Company's prototyping and high volume manufacturing to its Asian operation over the next twelve months in order to reduce the Company's cost structure and ensure profitable future operations. The Company will divest the low volume, high density etched metal and flexible circuit manufacturing business located at its Litchfield, Minnesota manufacturing operation while retaining one Litchfield manufacturing facility for use in a development role once the products currently being manufactured in that facility reach their end of life. The restructuring charge could total up to $13 million over the next twelve months. Included in the total are non-cash asset impairment charges of $8.1 million that were recorded in the fiscal 2006 first quarter. The remaining expected restructuring charges will be recorded as the liabilities are incurred over the next twelve months. The additional cash related charges are expected to include severance costs of up to $2.5 million and facility abandonment costs of up to $2.4 million.

The Company expects annual cost savings of approximately $8 million once the transition is complete with interim cost savings being realized as the operation dispositions are completed. Capital expenditures related to the restructuring plan will be minimal.

ITEM 2.06 Material Impairments

On January 10, 2006, the Company's board of directors approved a plan to move the Company's prototyping and high volume manufacturing to its Asian operation over the next twelve months in order to reduce the Company's cost structure and ensure profitable future operations. As a result, based on management's review of long lived assets as of December 31, 2005, it was determined that the value of the Company's Litchfield, Minnesota facilities and much of the manufacturing equipment located within those facilities was impaired. The review considered the cash flow related to the expected future use of those assets and resulted in the write down of those assets to their appraised value as discussed in Item 2.05.

ITEM 9.01 Financial Statements And Exhibits.

Exhibit No.      Description
-----------      ---------------------------------------------------------------
99.1             Press Release issued January 16, 2006
99.2             Conference Call Transcript of January 17, 2006.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                             INNOVEX, INC.

                                             By: /s/ Thomas Paulson
                                                 -------------------------------
                                                 Thomas Paulson
                                                 Senior Vice President and Chief
                                                 Financial Officer

Date: January 16, 2006